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Exhibit 31.2

SIZMEK INC. AND SUBSIDIARIES

CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a)

I, Kenneth Saunders, certify that:

  1.
  I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Sizmek Inc.;

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2015	/s/ KENNETH SAUNDERS Kenneth Saunders Chief Financial Officer

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  Exhibit 31.2
SIZMEK INC. AND SUBSIDIARIES